As filed with the Securities and Exchange Commission on July 8, 2010

Registration No. 333-167669

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOSCRIP, INC.
(Exact name of registrant as specified in its charter)

Delaware	5912	05-0489664
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

*and the Subsidiary Guarantors listed on Schedule A hereto
(Exact name of registrants as specified in their charters)

100 Clearbrook Road
Elmsford, New York 10523
(914) 460-1600
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Barry A. Posner
Executive Vice President, Secretary and General Counsel
100 Clearbrook Road,
Elmsford, New York 10523
(914) 460-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

E. William Bates, II
Adam M. Freiman
King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036-4003
(212) 556-2100

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*Schedule A — Table of Subsidiary Guarantors

State or Other
Jurisdiction of
	Incorporation or	I.R.S. Employer
Exact Name of Subsidiary Guarantor	Organization	Identification No.

Applied Health Care, LLC	Delaware	76-0391906
BioScrip Infusion Management, LLC	Delaware	26-1225438
BioScrip Infusion Services, Inc.	California	48-1283527
BioScrip Infusion Services, LLC	Delaware	52-1959962
BioScrip Nursing Services, LLC	New York	13-4201328
BioScrip PBM Services, LLC	Delaware	30-0208041
BioScrip Pharmacy (NY), Inc.	New York	11-3160053
BioScrip Pharmacy Services, Inc.	Ohio	34-1633456
BioScrip Pharmacy, Inc.	Minnesota	41-1841437
Bradhurst Specialty Pharmacy, Inc. d/b/a The Atrium Pharmacy	New York	26-1170850
Cedar Creek Home Health Care Agency, Inc.	Tennessee	62-1358032
Chronimed, LLC	Minnesota	41-1515691
CHS Holdings, Inc. f/k/a/ Camelot Acquisition Corp.	Delaware	27-1909780
Critical Homecare Solutions, Inc.	Delaware	20-5346819
Deaconess Enterprises, LLC	Ohio	31-1201829
Deaconess HomeCare, LLC	Delaware	31-1496561
East Goshen Pharmacy, Inc.	Pennsylvania	23-2499158
Elk Valley Health Services, Inc.	Tennessee	62-1204869
Elk Valley Home Health Care Agency, Inc.	Tennessee	62-1193854
Elk Valley Professional Affiliates, Inc.	Tennessee	62-1193858
Gericare, Inc.	Tennessee	62-1160679
Infusion Partners of Brunswick, LLC	Georgia	59-2966597
Infusion Partners of Melbourne, LLC	Georgia	58-2021377
Infusion Partners, LLC	Ohio	58-2102954
Infusion Solutions, Inc.	New Hampshire	02-0390589
Knoxville Home Therapies, LLC	Tennessee	62-1620048
National Health Infusion, Inc.	Florida	65-0722240
Natural Living, Inc. d/b/a BioScrip Pharmacy	New York	13-2921279
New England Home Therapies, Inc.	Massachusetts	04-3519473
Option Health, Ltd.	Illinois	42-1436658
Professional Home Care Services, Inc.	Delaware	06-1353066
Regional Ambulatory Diagnostics, Inc.	Ohio	31-1362349
Scott-Wilson, Inc.	Kentucky	61-1163044
South Mississippi Home Health, Inc.	Mississippi	64-0736426
South Mississippi Home Health, Inc. — Region I	Mississippi	64-0736425
South Mississippi Home Health, Inc. — Region II	Mississippi	64-0736424
South Mississippi Home Health, Inc. — Region III	Mississippi	64-0935599
Specialty Pharma, Inc.	Delaware	36-4512148
Wilcox Medical, Inc.	Vermont	03-0303137

EXPLANATORY NOTE

The registrants are filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-167669) (the “Original Form S-4”), which was filed by the registrants with the Securities and Exchange Commission on June 22, 2010, to make certain changes in Part II of the Original S-4. No changes have been made to the prospectus that forms Part I of this Registration Statement and, accordingly, such prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Delaware Corporations

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

BioScrip, Inc.

The Second Amended and Restated Certificate of Incorporation, as amended, of BioScrip, Inc. (“BioScrip”) provides that BioScrip’s directors shall not be personally liable for monetary damages to the company or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (i) through (iv) of Section 102(b)(7) of the DGCL. BioScrip’s Amended and Restated By-Laws further provide that BioScrip shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

CHS Holdings, Inc.

The Certificate of Incorporation of CHS Holdings, Inc. provides that its directors shall not be personally liable for monetary damages to CHS Holdings or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (i) through (iv) of Section 102(b)(7) of the DGCL. The Certificate of Incorporation and By-Laws of CHS Holdings further provide that CHS Holdings shall indemnify its directors and officers to the fullest extent permitted by the DGCL, as amended (but only to the extent that such amendment permits CHS Holdings to provide broader indemnification rights than permitted prior to such amendment), provided that CHS Holdings shall indemnify its directors and officers in connection with a proceeding initiated by such person only if such proceeding was authorized by its board of directors.

Critical Homecare Solutions, Inc.

The Certificate of Incorporation of Critical Homecare Solutions, Inc. provides that its directors shall not be personally liable for monetary damages to Critical Homecare Solutions or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (i) through (iv) of Section 102(b)(7) of the DGCL. The Certificate of Incorporation and By-Laws of Critical Homecare Solutions further provide that Critical Homecare Solutions shall indemnify its directors and officers to the fullest extent permitted by the DGCL, as amended (but only to the extent that such amendment permits Critical Homecare Solutions to provide broader indemnification rights than permitted prior to such amendment), provided that Critical Homecare Solutions shall indemnify its directors and officers in connection with a proceeding initiated by such person only if such proceeding was authorized by its board of directors.

Professional Home Care Services, Inc.

The Amended and Restated Certificate of Incorporation of Professional Home Care Services, Inc. provides that its directors shall not be personally liable for monetary damages to Professional Home Care Services or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (i) through (iv) of Section 102(b)(7) of the DGCL. The Amended and Restated By-Laws of Professional Home Care Services further provide that Professional Home Care Services shall indemnify its directors and officers to the fullest extent permitted by the DGCL, as amended (but only to the extent that such amendment permits Professional Home Care Services to provide broader indemnification rights than permitted prior to such amendment), provided that Professional Home Care Services shall indemnify its directors and officers in connection with a proceeding initiated by such person only if such proceeding was authorized by its board of directors.

Specialty Pharma, Inc.

The Amended and Restated Certificate of Incorporation of Specialty Pharma, Inc. provides that its directors shall not be personally liable for monetary damages to Specialty Pharma or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (i) through (iv) of Section 102(b)(7) of the DGCL. The Amended and Restated By-Laws of Specialty Pharma further provide that Specialty Pharma shall indemnify its directors and officers to the fullest extent permitted by the DGCL, as amended (but only to the extent that such amendment permits Specialty Pharma to provide broader indemnification rights than permitted prior to such amendment), provided that Specialty Pharma shall indemnify its directors and officers in connection with a proceeding initiated by such person only if such proceeding was authorized by its board of directors.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company (“LLC”) may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its LLC agreement.

Applied Health Care, LLC

The Limited Liability Company Agreement of Applied Health Care, LLC provides that Applied Health Care shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers, and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Applied Health Care, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Deaconess HomeCare, LLC

The Limited Liability Company Agreement of Deaconess HomeCare, LLC provides that Deaconess HomeCare shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers, and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Deaconess HomeCare, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

BioScrip Infusion Management, LLC

The BioScrip Infusion Management, LLC Limited Liability Company Agreement provides that BioScrip Infusion Management shall indemnify the members of its management committee and its officers to the fullest extent permitted under Delaware law.

BioScrip Infusion Services, LLC

The BioScrip Infusion Services, LLC Third Amended and Restated Limited Liability Company Agreement provides that BioScrip Infusion Services shall indemnify the members of its management committee and its officers to the fullest extent permitted under Delaware law.

BioScrip PBM Services, LLC

The BioScrip PBM Services, LLC Limited Liability Company Agreement provides that BioScrip PBM Services shall indemnify the members of its management committee and its officers to the fullest extent permitted under Delaware law.

California Corporations

Section 317 of the California General Corporation Law (the “CGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer or other agent of the corporation, against expenses (including attorneys’ fees and any expenses of establishing a right to indemnification), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was an agent of the corporation, against expenses (including attorneys’ fees and any expenses of establishing a right to indemnification) actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders. However, no indemnification of this type may be made (a) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification or (b) of amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval.

To the extent that an agent is successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify such agent against expenses (including attorneys’ fees and any expenses of establishing a right to indemnification) actually and reasonably incurred by that person in connection therewith.

Section 204(a)(10) of the CGCL permits a corporation, in its articles of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (c) for any transaction from which a director derived an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (f) under Section 310 (regarding conflicts of interest) or (g) under Section 316 (relating to unlawful distributions).

BioScrip Infusion Services, Inc.

The Articles of Incorporation of BioScrip Infusion Services, Inc. provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Further, the Articles provide that BioScrip Infusion Services is authorized to provide indemnification of agents (including directors and officers) for breach of duty to BioScrip Infusion Services and its stockholders through its By-Laws or other agreements, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits on excess indemnification under Section 204 of the CGCL. The By-Laws of BioScrip Infusion Services provide indemnification for directors and officers made a party or involved in any proceeding to the fullest extent permitted by the CGCL, as amended (but only to the extent that such amendment permits BioScrip Infusion Services to provide broader indemnification rights than permitted prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, settlement payments, any interest, assessments, or other charges imposed thereof, and any federal, state, or foreign taxes imposed on such person as a result of the actual or deemed receipt of any indemnification payments) reasonably incurred or suffered in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing in, any proceeding; provided that BioScrip Infusion Services shall indemnify its directors and officers in connection with a proceeding initiated by such person (other than one to establish a right to indemnification) only if such proceeding was authorized by its board of directors.

Florida Corporation (National Health Infusion, Inc.)

The Articles of Incorporation and the By-Laws of National Health Infusion, Inc. provide that National Health Infusion shall indemnify any director or officer to the full extent of the law. Section 607.0850(1) of the Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or other type of proceeding (other than an action by, or in the right of, the corporation), whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan) and expenses (including attorneys’ fees) incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The FBCA provides further that a corporation may indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

However, indemnification shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit, (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA (relating to unlawful distributions) are applicable or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Georgia Limited Liability Companies

Section 14-11-306 of the Georgia Limited Liability Company Act provides that an LLC may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the LLC, subject to the standards and restrictions, if any, set forth in its articles of organization or a written operating agreement; provided, however, that no limited liability company shall have the power to indemnify any member or manager for any liability that may not be eliminated or limited for (a) intentional misconduct or a knowing violation of law or (b) any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement.

Infusion Partners of Brunswick, LLC

The Limited Liability Company Agreement of Infusion Partners of Brunswick, LLC provides that Infusion Partners of Brunswick shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Infusion Partners of Brunswick, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Infusion Partners of Melbourne, LLC

The Limited Liability Company Agreement of Infusion Partners of Melbourne, LLC provides that Infusion Partners of Melbourne shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Infusion Partners of Melbourne, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Illinois Corporation (Option Health, Ltd.)

The Amended and Restated Articles of Incorporation of Option Health, Ltd. provide that Option Health’s directors shall not be personally liable for monetary damages to the company or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (i) through (iv) of Section 2.10(b)(3) of the Illinois Business Corporation Act of 1983 (the “ILBCA”). The By-Laws of Option Health, Ltd. provide that Option Health shall indemnify its directors and officers to the fullest extent permitted by applicable law.

Section 8.75(a) of the ILBCA provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 8.75(b) of the ILBCA provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 8.75(c) of the ILBCA requires that, to the extent that such person is successful, on the merits or otherwise, in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys’ fees and any expenses of establishing a right to indemnification) actually and reasonably incurred by that person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

Under Section 2.10(b)(3) of the ILBCA, a corporation may, in its articles of incorporation, limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the ILBCA (relating to unlawful distributions) or (iv) for any transaction from which the director derived an improper personal benefit.

Kentucky Corporation (Scott-Wilson, Inc.)

The Amended and Restated Articles of Incorporation of Scott-Wilson, Inc. eliminate the personal liability of directors to the corporation or its shareholders for monetary damages for breach of their duties as a director except for liability arising out of clauses (1) through (4) of Section 271B.2-020(2)(d) of the Kentucky Business Corporation Act (the “KBCA”). The By-Laws of Scott-Wilson, Inc. provide that Scott-Wilson shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including legal expenses and attorneys’ fees, actually incurred in connection with any proceeding to the full extent permitted by the KBCA, provided that if such proceeding was by or in the right of Scott-Wilson, indemnification shall be made only against such reasonable expenses and provided further, that no indemnification shall be made in respect to any proceeding in which the director or officer is adjudged to be liable to Scott-Wilson.

Sections 271B.8-500 to 271B.8-580 of the KBCA provide that a corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director of a corporation or an individual who, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify such individual (i) in connection with a proceeding by or in the right of the corporation in which such individual was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 271B.8-520 of the KBCA provides that, unless a corporation’s articles of incorporation provide otherwise, a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because he is or was a director or officer of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses incurred by him in connection with the proceeding.

Under Section 271B.2-020(2)(d) of the KBCA, a corporation’s articles of organization may limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of his duties as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any transaction in which the director’s personal financial interest is in conflict with the financial interests of the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (3) for any vote for or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 or (4) for any transaction from which the director derived an improper personal benefit.

Massachusetts Corporation (New England Home Therapies, Inc.)

The Articles of Organization of New England Home Therapies, Inc. eliminate the personal liability of directors to the corporation or its shareholders for monetary damages for breach of their duties as a director to the fullest extent permitted by the Massachusetts Business Corporation Act (the “MABCA”). The By-Laws of New England Home Therapies provide that New England Home Therapies shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including legal expenses and attorneys’ fees, actually incurred in connection with any proceeding to the full extent permitted by the MABCA, provided that no indemnification shall be made in respect to any proceeding in which it is adjudged that (a) the director or officer did not act in good faith in the reasonable belief that his action was in New England Home Therapies’s best interests or (b) that the director or officer derived an improper personal benefit.

Sections 8.50 to 8.59 of the MABCA provide that a corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, because he is or was a director of a corporation or an individual, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed that his conduct was in the corporation’s best interests or that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

Section 8.52 of the MABCA provides that a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because he was a director or officer of a corporation or an individual, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses incurred by him in connection with the proceeding.

Under Section 2.02(b)(4) of the MABCA, a corporation’s articles of organization may limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, provided that the corporation cannot limit or eliminate the liability of a director (i) for breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper distributions under Section 6.40 of the MABCA or (iv) for any transaction from which the director derived an improper personal benefit.

Minnesota Corporation (BioScrip Pharmacy, Inc.)

The Articles of Incorporation of BioScrip Pharmacy, Inc. provide that a director shall not be personally liable to BioScrip Pharmacy or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (a) liability based on a breach of the duty of loyalty to BioScrip Pharmacy or its shareholders; (b) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) liability based on the payment of an improper dividend or an improper repurchase of BioScrip Pharmacy’s stock under Section 302A.559 of the Minnesota Business Corporation Act (the “MNBCA”) or on the sale of unregistered securities or securities fraud under Section 80A.23 of the MNBCA; or (d) liability for any transaction from which the director derived an improper personal benefit. If the MNBCA is later amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of BioScrip Pharmacy, in addition to the limitation on personal liability provided in the Articles of Incorporation, shall be limited to the fullest extent permitted by the MNBCA, as amended. The By-Laws of BioScrip Pharmacy do not contain provisions regarding indemnification.

Section 302A.521 of the MNBCA provides that, unless the articles of incorporation or bylaws prohibit such indemnification, a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the corporation against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (a) has not been indemnified therefor by another organization or employee benefit plan; (b) acted in good faith; (c) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e) in the case of acts or omissions occurring in the person’s official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation or, in the case of acts or omissions occurring in the person’s official capacity for another affiliated organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Under Section 302A.251 subd. 4, a corporation’s articles of incorporation may eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, but may not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Sections 302A.559 or 80A.23 or (d) for any transaction from which the director derived an improper personal benefit.

Minnesota Limited Liability Company (Chronimed, LLC)

The Amended and Restated Articles of Organization for Chronimed, LLC eliminate the personal liability of a governor to the LLC or its members for monetary damages for breach of fiduciary duty as a governor. The Chronimed Operating Agreement provides that Chronimed shall indemnify its governors, managers and officers to the fullest extent permitted by applicable law.

Section 322B.699 of the Minnesota Limited Liability Company Act (the “MNLLCA”) provides that, unless prohibited or limited in the articles of organization, a member control agreement, or bylaws, an LLC shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the LLC against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (a) has not been indemnified therefor by another organization or employee benefit plan; (b) acted in good faith; (c) received no improper personal benefit and Section 322B.666 of the MNLLCA (with respect to governor conflicts of interest), if applicable, has been satisfied; (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e) in the case of acts or omissions occurring in the official capacity for the LLC reasonably believed that the conduct was in the best interests of the LLC, or in the case of acts or omissions occurring in the official capacity for another affiliated organization, reasonably believed that the conduct was not opposed to the best interests of the LLC. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the LLC if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Under Section 322B.115 subd. 4(18) of the MNLLCA, in the articles of organization or a member control agreement, an LLC may eliminate or limit the personal liability of a governor to the LLC or its members for monetary damages for breach of fiduciary duty as a governor.

Mississippi Corporations

Section 79-4-8.51 of the Mississippi Business Corporation Act (the “MSBCA”) provides that a corporation may indemnify an individual made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, because he is or was a director or officer, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

Unless ordered by a court under Section 79-4-8.54(a)(3) of the MSBCA, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 79-4-8.51 or (b) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

Section 79-4-8.52 of the MSBCA provides that a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because he was a director or officer of a corporation or an individual, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses incurred by him in connection with the proceeding.

Section 79-4-2.02(b)(4) of the MSBCA provides that a corporation’s articles of organization may limit the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) a violation of Section 79-4-8.33 (relating to unlawful distributions); or (d) an intentional violation of criminal law.

Section 79-4-2.02(b)(5) of the MSBCA provides that a corporation may also provide broader indemnification to an individual for any action taken, or any failure to take any action, as a director, except liability for: (a) receipt of a financial benefit to which he is not entitled; (b) an intentional infliction of harm on the corporation or its shareholders; (c) a violation of Section 79-4-8.33 (relating to unlawful distributions); or (d) an intentional violation of criminal law.

South Mississippi Home Health, Inc.

The Amended and Restated Articles of Incorporation of South Mississippi Home Health, Inc. provide that the personal liability of its directors is eliminated other than the liability set forth in Section 79-4-2.02(b)(4) of the MSBCA as described above. The By-Laws of South Mississippi Home Health, Inc. provide that South Mississippi Home Health shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with any threatened, pending, or completed civil, criminal, administrative, or investigative proceeding (other than an action by or on behalf of South Mississippi Home Health), provided that such director or officer acted in good faith and in a manner he reasonably believed to be not opposed to South Mississippi Home Health’s best interests, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If such proceeding was by or on behalf of South Mississippi Home Health, indemnification shall be made only against such reasonable expenses and provided further, that no indemnification shall be made in respect to any proceeding in which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to South Mississippi Home Health unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnification for such expenses. South Mississippi Home Health shall indemnify a director or officer that has been successful, on the merits or otherwise, in defense of any such proceeding or in defense of any claim, issue or matter in such proceeding, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the proceeding.

South Mississippi Home Health, Inc. — Region I

The Amended and Restated Articles of Incorporation of South Mississippi Home Health, Inc. — Region I provide that the personal liability of its directors is eliminated other than the liability set forth in Section 79-4-2.02(b)(4) of the MSBCA as described above. The By-Laws of South Mississippi Home Health, Inc. — Region I provide that South Mississippi Home Health — Region I shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with any threatened, pending, or completed civil, criminal, administrative, or investigative proceeding (other than an action by or on behalf of South Mississippi Home Health — Region I), provided that such director or officer acted in good faith and in a manner he reasonably believed to be not opposed to South Mississippi Home Health — Region I’s best interests, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If such proceeding was by or on behalf of South Mississippi Home Health — Region I, indemnification shall be made only against such reasonable expenses and provided further, that no indemnification shall be made in respect to any proceeding in which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to South Mississippi Home Health — Region I unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnification for such expenses. South Mississippi Home Health — Region I shall indemnify a director or officer that has been successful, on the merits or otherwise, in defense of any such proceeding or in defense of any claim, issue or matter in such proceeding, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the proceeding.

South Mississippi Home Health, Inc. — Region II

The Amended and Restated Articles of Incorporation of South Mississippi Home Health, Inc. — Region II provide that the personal liability of its directors is eliminated other than the liability set forth in Section 79-4-2.02(b)(4) of the MSBCA as described above. The By-Laws of South Mississippi Home Health, Inc. — Region II provide that South Mississippi Home Health — Region II shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with any threatened, pending, or completed civil, criminal, administrative, or investigative proceeding (other than an action by or on behalf of South Mississippi Home Health — Region II), provided that such director or officer acted in good faith and in a manner he reasonably believed to be not opposed to South Mississippi Home Health — Region II’s best interests, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If such proceeding was by or on behalf of South Mississippi Home Health — Region II, indemnification shall be made only against such reasonable expenses and provided further, that no indemnification shall be made in respect to any proceeding in which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to South Mississippi Home Health — Region II unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnification for such expenses. South Mississippi Home Health — Region II shall indemnify a director or officer that has been successful, on the merits or otherwise, in defense of any such proceeding or in defense of any claim, issue or matter in such proceeding, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the proceeding.

South Mississippi Home Health, Inc. — Region III

The Amended and Restated Articles of Incorporation of South Mississippi Home Health, Inc. — Region III provide that the personal liability of its directors is eliminated other than the liability set forth in Section 79-4-2.02(b)(4) of the MSBCA as described above. The By-Laws of South Mississippi Home Health, Inc. — Region III provide that South Mississippi Home Health — Region III shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with any threatened, pending, or completed civil, criminal, administrative, or investigative proceeding (other than an action by or on behalf of South Mississippi Home Health — Region III), provided that such director or officer acted in good faith and in a manner he reasonably believed to be not opposed to South Mississippi Home Health — Region III’s best interests, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If such proceeding was by or on behalf of South Mississippi Home Health — Region III, indemnification shall be made only against such reasonable expenses and provided further, that no indemnification shall be made in respect to any proceeding in which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to South Mississippi Home Health — Region III unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnification for such expenses. South Mississippi Home Health — Region III shall indemnify a director or officer that has been successful, on the merits or otherwise, in defense of any such proceeding or in defense of any claim, issue or matter in such proceeding, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the proceeding.

New Hampshire Corporation (Infusion Solutions, Inc.)

The Amended and Restated Articles of Incorporation of Infusion Solutions, Inc. provide that Infusion Solutions’ directors and officers shall not be personally liable for money damages to the company or its stockholders for any action taken, or any failure to take any action, as a director or an officer, except liability described in (i) through (iv) of Section 293-A:2.02(b)(4) of the New Hampshire Business Corporation Act (the “NHBCA”). The Amended and Restated By-Laws of Infusion Solutions, Inc. provide that Infusion Solutions shall indemnify its directors and officers to the fullest extent permitted by applicable law.

Sections 293-A:8.51 and 8.56 of the NHBCA provide that a corporation may indemnify an individual who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director, officer, employee or agent of a corporation or an individual who, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses (including attorneys’ fees) incurred in the proceeding if (a) he conducted himself in good faith; (b) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 293-A:8.52 of the NHBCA provides that a corporation, unless limited by its articles of incorporation, shall indemnify such a person who was wholly successful, on the merits or otherwise, in the defense of any such proceeding to which he was a party because he is or was a director, officer, employee or agent of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Under Section 293-A:2.02(b)(4) of the NHBCA, a corporation’s articles of incorporation may eliminate or limit the liability of a director, an officer or both, to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director or an officer, except liability for (i) the amount of a financial benefit received by a director or an officer to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of Section 293-A:8.33 (relating to unlawful distributions) or (iv) an intentional violation of criminal law.

New York Corporations

Section 722(a) of the New York Business Corporation Law (the “NYBCL”) provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL also provides that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (a) a threatened action or a pending action which is settled or otherwise disposed of or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 402(b) of the NYBCL provides that the corporation’s Certificate of Incorporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by the provision.

BioScrip Pharmacy (NY), Inc.

The Certificate of Incorporation of BioScrip Pharmacy (NY), Inc. provides that the personal liability of its directors is eliminated other than the liability set forth in Section 402(b) of the NYBCL as described above. The By-Laws of BioScrip Pharmacy (NY) provide that BioScrip Pharmacy (NY) will indemnify its directors and officers as described above under the current NYBCL, as amended (but only to the extent that such amendment permits BioScrip Pharmacy (NY) to provide broader indemnification rights than permitted prior to such amendment).

Bradhurst Specialty Pharmacy, Inc. d/b/a The Atrium Pharmacy

The Certificate of Incorporation of Bradhurst Specialty Pharmacy, Inc. provides that the personal liability of its directors is eliminated other than the liability set forth in Section 402(b) of the NYBCL as described above. The By-Laws of Bradhurst Specialty Pharmacy provide that Bradhurst Specialty Pharmacy will indemnify directors and officers to the fullest extent permitted by the NYBCL.

Natural Living, Inc. d/b/a BioScrip Pharmacy

The Amended and Restated Certificate of Incorporation of Natural Living, Inc. provides that the personal liability of its directors is eliminated other than the liability set forth in Section 402(b) of the NYBCL as described above. The By-Laws of Natural Living, Inc. provide that Natural Living will indemnify its directors and officers to the fullest extent permitted by law.

New York Limited Liability Company (BioScrip Nursing Services, LLC d/b/a American Disease Management Associates)

The Amended and Restated Operating Agreement of BioScrip Nursing Services provides that of BioScrip Nursing Services shall indemnify its members, managers and officers to the fullest extent permitted by law, subject to clauses (a) and (b) of Section 420 of the New York Limited Liability Company Law (the “NYLLCL”), as described below.

Section 420 of the NYLLCL provides that an LLC may indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Ohio Corporations

Under Section 1701.59(D) of the Ohio Revised Code (the “ORC”), a director shall be liable in damages for any action that the director takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation, unless the Articles of Incorporation or Code of Regulations states by specific reference that this section division does not apply.

Section 1701.13(E)(1) of the ORC provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

Under Section 1701.13(E)(2) of the ORC, in the case of an action by or in the right of the corporation, the corporation may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that a corporation may not indemnify a director or officer if either (a) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the corporation unless and only to the extent that the court in which the proceeding was brought determines that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 (relating to unlawful distributions).

To the extent that a director or officer has been successful on the merits or otherwise in defense of a proceeding as described above, the corporation shall indemnify the director or officer against expenses actually and reasonably incurred by him or her in connection with that proceeding.

BioScrip Pharmacy Services, Inc.

The Amended and Restated Code of Regulations of BioScrip Pharmacy Services, Inc. provides that BioScrip Pharmacy Services will indemnify its directors and officers to the fullest extent permitted by the ORC as described above.

Regional Ambulatory Diagnostics, Inc.

The Amended and Restated Code of Regulations of Regional Ambulatory Diagnostics, Inc. provides that Regional Ambulatory Diagnostics will indemnify its directors and officers to the fullest extent permitted by the ORC as described above.

Ohio Limited Liability Companies

Section 1705.32(A) of the ORC provides that an LLC may indemnify or agree to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed civil, criminal, administrative, or investigative action, suit or proceeding, other than an action by or in the right of the company, because he is or was a manager, member, partner, officer, employee or agent of the company or is or was serving at the request of the company as a manager, director, trustee, officer, employee or agent of another LLC, corporation, partnership, joint venture, trust or other enterprise. The company may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement that actually and reasonably were incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 1705.32(B) of the ORC, in the case of an action by or in the right of the LLC, the LLC may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, that were actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that an indemnification shall not be made in respect of any claim, issue or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper.

To the extent that a manager, officer, employee, or agent of an LLC has been successful on the merits or otherwise in defense of any action, suit, or proceeding as described above or has been successful in defense of any claim, issue, or matter in such a proceeding, he shall be indemnified against expenses, including attorney’s fees, that were actually and reasonably incurred by him in connection with the action, suit or proceeding.

Deaconess Enterprises, LLC

The Limited Liability Company Agreement of Deaconess Enterprises provides that Deaconess Enterprises shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Deaconess Enterprises, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Infusion Partners, LLC

The Limited Liability Company Agreement of Infusion Partners provides that Infusion Partners shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Infusion Partners, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Pennsylvania Corporation (East Goshen Pharmacy, Inc.)

The Amended and Restated By-Laws of East Goshen Pharmacy, Inc. eliminate the personal liability of its directors except for liability set forth in Section 1713 of the Pennsylvania Business Corporation Law (the

“PBCL”) and provide that East Goshen Pharmacy shall indemnify its directors and officers to the fullest extent permitted by the PBCL, as amended (but only to the extent that such amendment permits East Goshen Pharmacy to provide broader indemnification rights than permitted prior to such amendment), provided that East Goshen Pharmacy shall indemnify its directors and officers in connection with a proceeding initiated by such person only if such proceeding was authorized by its board of directors.

Section 1741 of the PBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection with the proceeding.

Section 1713 of the PBCL provides that a corporation may have a bylaw adopted by the shareholders that eliminates a director’s personal liability for monetary damages for any action taken unless (a) the director has breached or failed to perform the duties of his office and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, provided that such a elimination or limitation of liability shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law.

Tennessee Corporations

Section 48-18-502 and 48-18-506 of the Tennessee Business Corporation Act (the “TBCA”) provides that a corporation may indemnify an individual who was, is or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director, officer, employee or agent of a corporation or an individual who, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan or reasonable expenses (including attorneys’ fees) incurred in the proceeding if (a) he conducted himself in good faith; (b) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 48-18-503 of the TBCA provides that a corporation, unless limited by its charter, shall indemnify such a person who was wholly successful, on the merits or otherwise, in the defense of any such proceeding to which he was a party because he is or was a director, officer, employee or agent of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Under Section 48-12-102(b)(3) of the TBCA, a corporation’s charter may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except liability (A) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (C) under Section 48-18-304 (relating to unlawful distributions). Under Section 48-18-509 of the TBCA, the corporation shall also not indemnify the director if a judgment or other final adjudication adverse to the director establishes the director’s liability under clause (A), (B) or (C) above.

Cedar Creek Home Health Care Agency, Inc.

The Amended and Restated Charter of Cedar Creek Home Health Care Agency, Inc. eliminates the personal liability of a director to the extent permitted under Section 48-12-102(b)(3) of the TBCA. The By-Laws of Cedar Creek Home Health Care Agency provide that Cedar Creek Home Health Care Agency shall indemnify its directors and officers to the fullest extent permitted by applicable law as then in effect.

Elk Valley Health Services, Inc.

The Amended and Restated Charter of Elk Valley Health Services, Inc. eliminates the personal liability of a director to the extent permitted under Section 48-12-102(b)(3) of the TBCA as described above. The By-Laws of Elk Valley Health Services provide that Elk Valley Health Services shall indemnify directors and officers to the fullest extent permitted by applicable law as then in effect.

Elk Valley Home Health Care Agency, Inc.

The Amended and Restated Charter of Elk Valley Home Health Care Agency, Inc. eliminates the personal liability of a director to the extent permitted under Section 48-12-102(b)(3) of the TBCA as described above. The By-Laws of Elk Valley Home Health Care Agency provide that Elk Valley Home Health Care Agency shall indemnify directors and officers to the fullest extent permitted by applicable law as then in effect.

Elk Valley Professional Affiliates, Inc.

The Amended and Restated Charter of Elk Valley Professional Affiliates, Inc. eliminates the personal liability of a director to the extent permitted under Section 48-12-102(b)(3) of the TBCA as described above. The By-Laws of Elk Valley Professional Affiliates provide that Elk Valley Professional Affiliates shall indemnify its directors and officers to the fullest extent permitted by applicable law as then in effect.

Gericare, Inc.

The Amended and Restated Charter of Gericare, Inc. eliminates the personal liability of a director to the extent permitted under Section 48-12-102(b)(3) of the TBCA as described above. The By-Laws of Gericare provide that Gericare shall indemnify its directors and officers to the fullest extent permitted by applicable law as then in effect.

Tennessee Limited Liability Company (Knoxville Home Therapies, LLC)

The Amended and Restated Operating Agreement of Knoxville Home Therapies provides that Knoxville Home Therapies will indemnify its officers, managers and each of its members and their respective officers, directors, employees, agents and controlling persons to the fullest extent permitted by law, including any matter arising out of or resulting from such person’s own simple, partial or concurrent negligence, except if the loss, cost, liability damage or expense is primarily attributable to such person’s breach or reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Section 48-249-115(b) of the Tennessee Revised Limited Liability Company Act (the “TRLLCA”) provides that a manager-managed LLC may indemnify an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding, because such individual is or was a manager, officer, employee or agent or an individual who, while a manager, officer, employee or agent, is or was serving at the LLC’s request as a director, manager, officer, partner, trustee, employee or agent of an employee benefit plan or any other foreign or domestic entity, against judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, if the individual acted in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the LLC that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. However, an LLC may not indemnify such a person if (i) in connection with a proceeding by or in the right of the LLC in which the responsible person was adjudged liable to the LLC or (ii) in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in such person’s official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person.

Section 48-249-115(c) of the TRLLCA provides that an LLC shall indemnify a manager, officer, employee or agent or an individual who, while a manager, officer, employee or agent, is or was serving at the LLC’s request as a director, manager, officer, partner, trustee, employee or agent of an employee benefit plan or any other foreign or domestic entity, who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party, because the person is or was held such a position, against reasonable expenses (including attorneys’ fees) incurred by the person in connection with the proceeding.

Vermont Corporation (Wilcox Medical, Inc.)

The Amended and Restated Articles of Incorporation of Wilcox Medical, Inc. provide that Wilcox Medical’s directors shall not be personally liable to the company or its stockholders for any action taken, or any failure to take any action, as a director or an officer, except liability described in (i) through (iv) of Section 2.02(b)(4) of the Vermont Business Corporation Act (the “VBCA”). The Amended and Restated By-Laws of Wilcox Medical, Inc. provide that Wilcox Medical shall indemnify its directors and officers to the fullest extent permitted by applicable law.

Section 8.51 of the VBCA provides that a corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director of a corporation or an individual, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act. A corporation may not indemnify such individual (i) in connection with a proceeding by or in the right of the corporation in which such individual was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 8.52 of the VBCA provides that, unless a corporation’s articles of incorporation provide otherwise, a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because he is or was a director or officer of a corporation or an individual, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses incurred by him in connection with the proceeding.

Under Section 2.02(b)(4) of the VBCA, a corporation’s articles of organization may limit the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, solely as a director, based on a failure to discharge his or her own duties in accordance with Section 8.30 of the VBCA, except liability for (i) the amount of a financial benefit received by a director to which the director is not entitled, (ii) an intentional or reckless infliction of harm on the corporation or the shareholders, (iii) a violation of Section 8.33 of the VBCA (relating to unlawful distributions) or (iv) an intentional or reckless criminal act.

Director and Officer Insurance

BioScrip maintains director and officer liability insurance policies under which the directors and officers of BioScrip and the directors, managers and officers of its subsidiaries are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers, which could include liabilities under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated as of August 9, 2004, among MIM Corporation, Chronimed Acquisition Corp. and Chronimed Inc. (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on August 9, 2004, SEC Accession No. 0001089355-04-000197).
2.2	Amendment No. 1 dated January 3, 2005 to Agreement and Plan of Merger dated August 9, 2004 by and among MIM Corporation, Chronimed Acquisition Corp. and Chronimed Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 5, 2005, SEC Accession No. 0001014739-05-000007).
2.3	Agreement and Plan of Merger, dated as of January 24, 2010, by and among BioScrip, Inc., Camelot Acquisition Corp. (now known as CHS Holdings, Inc.), Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 24, 2010, SEC Accession No. 0000950123-10-005446).*
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 17, 2005, SEC Accession No. 0000950123-05-003294).

Exhibit
No.	Description

3.2	Amendment to Second Amended and Restated Certificate of Incorporation of BioScrip, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 10, 2010, SEC Accession No. 0000950123-10-057214).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 30, 2009, SEC Accession No. 0001014739-09-000029).
4.1	Indenture, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).
4.2	Form of 10 1/4% Senior Note due 2015 (included in the Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906, which is incorporated by reference).
4.3	Form of Guarantee (included in the Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906, which is incorporated by reference).
4.4	Registration Rights Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).
4.5	Credit Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., as borrower, the subsidiary guarantors party thereto, the lenders party thereto, Jefferies Finance LLC, as lead arranger, as book manager, as administrative agent for the lenders, as collateral agent for the secured parties and as syndication agent, Compass Bank, as a co-documentation agent, GE Capital Corporation, a co-documentation agent, Healthcare Finance Group, LLC, as collateral manager, HFG Healthco-4, LLC, as swingline lender for the lenders, and Healthcare Finance Group, LLC, as issuing bank for the lenders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).
5.1	Opinion of King & Spalding LLP.†
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Pro Forma Ratio of Earnings to Fixed Charges of BioScrip, Inc.†
23.1	Consent of King & Spalding LLP (included in Exhibit 5.1 hereto).†
23.2	Consent of Ernst & Young LLP.†
23.3	Consent of PricewaterhouseCoopers LLP.†
23.4	Consent of Deloitte & Touche LLP.†
25.1	Statement of Eligibility of Trustee on Form T-1.†
99.1	Form of Letter of Transmittal.†
99.2	Form of Notice of Guaranteed Delivery.†
99.3	Form of Instructions to Registered Holders.†

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Agreement and Plan of Merger have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

†	Previously filed.

(b)	Financial Statement Schedules.

The following financial statement schedule is included in BioScrip’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 2, 2010, which is incorporated by reference into this registration statement:

Valuation and Qualifying Accounts for the years ended December 31, 2009, 2008 and 2007

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

BIOSCRIP, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and
General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Charlotte W. Collins Charlotte W. Collins	Director

/s/ Louis T. DiFazio, Ph.D. Louis T. DiFazio, Ph.D.	Director

/s/ Samuel P. Frieder Samuel P. Frieder	Director

/s/ Myron Z. Holubiak Myron Z. Holubiak	Director

/s/ David R. Hubers David R. Hubers	Director

/s/ Richard L. Robbins Richard L. Robbins	Director

/s/ Stuart A. Samuels Stuart A. Samuels	Director

/s/ Richard M. Smith Richard M. Smith	President, Chief Operating Officer and Director

/s/ Gordon H. Woodward Gordon H. Woodward	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

BIOSCRIP INFUSION MANAGEMENT, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	President and Manager (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Manager

/s/ Richard M. Smith Richard M. Smith	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

BIOSCRIP INFUSION SERVICES, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard M. Smith Richard M. Smith	President and Director (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

/s/ Richard H. Friedman Richard H. Friedman	Chairman of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

BIOSCRIP INFUSION SERVICES, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Joseph Smith Joseph Smith	President (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Richard H. Friedman Richard H. Friedman	Member of the Management Committee

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Member of the Management Committee

/s/ Richard M. Smith Richard M. Smith	Member of Management Committee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

BIOSCRIP NURSING SERVICES, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	Chief Executive Officer (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Treasurer (Principal Financial and Accounting Officer)

/s/ Tasha Scott Tasha Scott	Manager of BioScrip Nursing Services, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

BIOSCRIP PBM SERVICES, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	President and Member of the Management Committee (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Member of the Management Committee

/s/ Richard M. Smith Richard M. Smith	Member of Management Committee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

BIOSCRIP PHARMACY (NY), INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	President and Director (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

/s/ Richard M. Smith Richard M. Smith	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

BIOSCRIP PHARMACY SERVICES, INC.

BIOSCRIP PHARMACY, INC.

BRADHURST SPECIALTY PHARMACY, INC.

NATURAL LIVING, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	President and Director (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

/s/ Richard M. Smith Richard M. Smith	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

CHRONIMED, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	President and Governor (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Governor

/s/ Richard M. Smith Richard M. Smith	Governor

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

CRITICAL HOMECARE SOLUTIONS, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ Richard M. Smith Richard M. Smith	President and Director

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

CHS HOLDINGS, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

/s/ Richard M. Smith Richard M. Smith	President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

APPLIED HEALTH CARE, LLC

DEACONNESS ENTERPRISES, LLC

DEACONESS HOMECARE, LLC

INFUSION PARTNERS, LLC

INFUSION PARTNERS OF BRUNSWICK, LLC

INFUSION PARTNERS OF MELBOURNE, LLC

KNOXVILLE HOME THERAPIES, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard M. Smith Richard M. Smith	President and Manager (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Richard H. Friedman Richard H. Friedman	Manager

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on July 6, 2010.

CEDAR CREEK HOME HEALTH CARE AGENCY, INC.

EAST GOSHEN PHARMACY, INC.

ELK VALLEY HEALTH SERVICES, INC.

ELK VALLEY HOME HEALTH CARE AGENCY, INC.

ELK VALLEY PROFESSIONAL AFFILIATES, INC.

GERICARE, INC.

INFUSION SOLUTIONS, INC.

NATIONAL HEALTH INFUSION, INC.

NEW ENGLAND HOME THERAPIES, INC.

OPTION HEALTH, LTD.

PROFESSIONAL HOME CARE SERVICES, INC.

REGIONAL AMBULATORY DIAGNOSTICS, INC.

SCOTT-WILSON, INC.

SOUTH MISSISSIPPI HOME HEALTH, INC.

SOUTH MISSISSIPPI HOME HEALTH, INC. — REGION I

SOUTH MISSISSIPPI HOME HEALTH, INC. — REGION II

SOUTH MISSISSIPPI HOME HEALTH, INC. — REGION III

SPECIALTY PHARMA, INC.

WILCOX MEDICAL, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and
General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities on the date indicated above.

Signature	Title(s)

/s/ Richard M. Smith Richard M. Smith	President and Director (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	Director

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated as of August 9, 2004, among MIM Corporation, Chronimed Acquisition Corp. and Chronimed Inc. (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on August 9, 2004, SEC Accession No. 0001089355-04-000197).
2.2	Amendment No. 1 dated January 3, 2005 to Agreement and Plan of Merger dated August 9, 2004 by and among MIM Corporation, Chronimed Acquisition Corp. and Chronimed Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 5, 2005, SEC Accession No. 0001014739-05-000007).
2.3	Agreement and Plan of Merger, dated as of January 24, 2010, by and among BioScrip, Inc., Camelot Acquisition Corp. (now known as CHS Holdings, Inc.), Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 24, 2010, SEC Accession No. 0000950123-10-005446).
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 17, 2005, SEC Accession No. 0000950123-05-003294).
3.2	Amendment to Second Amended and Restated Certificate of Incorporation of BioScrip, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 10, 2010, SEC Accession No. 0000950123-10-057214).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 30, 2009, SEC Accession No. 0001014739-09-000029).
4.1	Indenture, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).
4.2	Form of 10 1/4% Senior Note due 2015 (included in the Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906, which is incorporated by reference).
4.3	Form of Guarantee (included in the Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906, which is incorporated by reference).
4.4	Registration Rights Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).
4.5	Credit Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., as borrower, the subsidiary guarantors party thereto, the lenders party thereto, Jefferies Finance LLC, as lead arranger, as book manager, as administrative agent for the lenders, as collateral agent for the secured parties and as syndication agent, Compass Bank, as a co-documentation agent, GE Capital Corporation, a co-documentation agent, Healthcare Finance Group, LLC, as collateral manager, HFG Healthco-4, LLC, as swingline lender for the lenders, and Healthcare Finance Group, LLC, as issuing bank for the lenders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).
5.1	Opinion of King & Spalding LLP.†
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Pro Forma Ratio of Earnings to Fixed Charges of BioScrip, Inc.†
23.1	Consent of King & Spalding LLP (included in Exhibit 5.1 hereto).†
23.2	Consent of Ernst & Young LLP.†
23.3	Consent of PricewaterhouseCoopers LLP.†

Exhibit
No.	Description

23.4	Consent of Deloitte & Touche LLP.†
25.1	Statement of Eligibility of Trustee on Form T-1.†
99.1	Form of Letter of Transmittal.†
99.2	Form of Notice of Guaranteed Delivery.†
99.3	Form of Instructions to Registered Holders.†

†	Previously filed.